Third Quarter 2010 Earnings Conference Call October 28, 2010 Sunoco Logistics Partners L.P. Exhibit 99.2

Forward-Looking Statement
You should review this slide presentation in conjunction with the third quarter 2010 earnings conference call for Sunoco Logistics Partners L.P., held on October 28 at 8:30 a.m. EDT.  You may listen to the audio portion of the conference call on our website at
www.sunocologistics.com
or by dialing (USA toll-
free) 1-888-889-4955.  International callers should dial 1-312-470-0130.  Please enter Conference ID
“Sunoco Logistics”.
Audio replays of the conference call will be available for two weeks after the conference call beginning approximately two hours following the completion of the call.  To access the replay, dial 1-800-294-7481.
International callers should dial 1-203-369-3233.
During the call, those statements we make that are not historical facts are forward-looking statements.  Although we believe the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements involve risks that may affect our business prospects and performance, causing actual results to differ from those discussed during the conference call.  Such risks and uncertainties include, among other things:  our ability to successfully consummate announced acquisitions and organic growth projects and integrate them into existing business operations; the ability of announced acquisitions to be cash-flow accretive; increased competition; changes in the demand both for crude oil that we buy and sell, as well as for crude oil and refined products that we store and distribute; the loss of a major customer; changes in our tariff rates; changes in throughput of third-party pipelines that connect to our pipelines and terminals; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor relations problems;
the legislative or regulatory environment; plant construction/repair delays; and political and economic conditions, including the impact of potential terrorist acts and international hostilities.
These and other applicable risks and uncertainties are described more fully in our Form 10-Q, filed with the Securities and Exchange Commission in August 2010.  We undertake no obligation to update publicly any forward-looking statements whether as a result of new information or future events.

Q3 2010 Assessment
Increased total distribution to $1.17 ($4.68 annualized)
per unit, a 10 percent increase over the prior year’s
distribution
• Represents the twenty-second consecutive
distribution increase
Distributable cash flow for the third quarter of 2010 was
$70 million compared to $54 million in the prior year
Completed acquisitions totaling $243 million

Crude Oil Contango
Widened contango market
structure provided strong
earnings in the third quarter
While the contango market
has come off from the very
strong early 3Q levels, we
do have a contango
investment at September 30
of approximately $215MM
to take advantage of fourth
quarter opportunities
4
Backwardation Contango
WTI NYMEX Month 2 vs. Month 1
-2
-1
0

5
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
Month
2008 2009 2010

YTD 2010 Operating Performance
Continued solid performance by our asset base supplemented by:
• Crude contango market opportunities
• Contribution from 2010 and 2009 organic growth projects including:
Expanded services at refined products terminals
Expansion program at Nederland facility
• Contributions from recent acquisitions
Through the first three quarters of 2010, operating performance as expected
• Distribution decisions exclude market related activities
• Will continue to take advantage of market related opportunities when available

2010 Growth - Acquisitions
Acquired Butane Blending Business – Third Quarter
• Enhances terminal service offerings
• Tremendous growth potential: actively working to increase installations at key terminals and third-party locations
Acquired Three Additional Joint Venture Interests – Third Quarter
• Joint venture assets are an excellent fit with Sunoco Logistics asset base
Acquired Terminal in Bay City, Texas – Fourth Quarter
• 110 thousand barrel terminal expands the lease crude gathering business and provides an opportunity to continue our growth in southwest refined products

2010 Growth - Organic
Agreement with TransCanada
• Provide access to Nederland for their Keystone XL project
Project Mariner with MarkWest
• Economical solution of transporting ethane from Marcellus Shale to market
• Excellent growth potential for fee based income
Nederland Tank Expansion
• Two additional tanks to bring capacity to 22 MMB
Investment in Biodiesel at 11 terminals

Q3 2010 Financial Highlights
($ in millions, unaudited)

Three Months Ended Nine Months Ended
September 30, September 30,
2010 2009 2010 2009
Sales and other operating revenue 1,876.2 $   1,420.0 $   5,585.5 $   3,740.8 $
Other income 7.2               8.8               24.4            21.3
Total revenues 1,883.4       1,428.8       5,609.9       3,762.1
Cost of products sold and operating expenses 1,762.4       1,342.0       5,296.2       3,450.5
Depreciation and amortization 16.4            12.2            44.9            35.3
Selling, general and administrative expenses 15.6            14.7            51.8            47.6
Total costs and expenses 1,794.4       1,368.9       5,392.9       3,533.4
Operating income 89.0            59.9            217.0          228.7
Interest cost and debt expense 20.9            12.6            57.0            36.3
Capitalized interest (1.2)             (1.2)             (3.2)             (3.6)
Gain on investments in affiliates 128.5          -                 128.5          -
Income before provision for income taxes 197.8 $       48.5 $         291.7 $       196.0 $
Provision for income taxes 3.8               -                 3.8               -
Net Income 194.0 $       48.5 $         287.9 $       196.0 $
Net income attributable to noncontrolling
interests 1.1               -               1.1               -
Net Income attributable to Sunoco Logistics
Partners L.P.
192.9 $       48.5 $         286.8 $       196.0 $

Q3 2010 Financial Highlights

(amounts in millions, except unit and per unit amounts, unaudited)
Three Months Ended Nine Months Ended
September 30, September 30,
2010 2009 2010 2009
Calculation of Limited Partners' interest:
Net Income attributable to Sunoco Logistics
Partners L.P. 192.9 $     48.5 $       286.8 $     196.0 $
Less: General Partner's interest (14.7)         (13.4)         (35.5)         (38.9)
Limited Partners' interest in Net Income 178.2 $     35.1 $       251.3 $     157.1 $
Net Income per Limited Partner unit:
Basic 5.60 $       1.13 $       8.03 $       5.22 $
Diluted 5.57 $       1.13 $       7.99 $       5.19 $
Weighted Average Limited Partners' units
outstanding (in thousands):
Basic 31,797      30,981      31,291      30,085
Diluted 31,955      31,190      31,463      30,288

Q3 2010 Financial Highlights

Three Months Ended Nine Months Ended
September 30, September 30,
2010 2009 2010 2009
Refined Products Pipeline System 13.2 $        13.3 $        33.4 $        34.5 $
Terminal Facilities 23.6 20.7 74.0 63.1
Crude Oil Pipeline System 52.2 25.9 109.6 131.1
Total 89.0 $        59.9 $        217.0 $      228.7 $
Operating income ($ in millions,
unaudited)

Refined Products Pipeline System
($ in millions, unaudited)

Three Months Ended Nine Months Ended
September 30, September 30,
2010 2009 2010 2009
Financial Highlights
Sales and other operating revenue 29.7 $        32.0 $        90.2 $        94.6 $
Other income 5.5             3.9             11.4           9.2
Total revenues 35.2           35.9           101.6         103.8
Operating expenses 13.5           14.4           40.2           43.7
Depreciation and amortization 3.6             3.2             11.1           9.6
Selling, general and administrative expenses 4.9             5.0             16.9           16.0
Operating income 13.2 $        13.3 $        33.4 $        34.5 $

Terminal Facilities
($ in millions, unaudited)

Three Months Ended Nine Months Ended
September 30, September 30,
2010 2009 2010 2009
Financial Highlights
Total Revenues 58.9 $        46.2 $        173.2 $      140.8 $
Cost of products sold and operating expenses 22.7           15.7           63.9           48.4
Depreciation and amortization 7.3             5.2             18.6           14.5
Selling, general and administrative expenses 5.4             4.6             16.8           14.8
Operating income 23.6 $        20.7 $        74.0 $        63.1 $

Crude Oil Pipeline System

($ in millions, unaudited)
Three Months Ended Nine Months Ended
September 30, September 30,
2010 2009 2010 2009
Financial Highlights
Sales and other operating revenue 1,787.5 $   1,341.9 $   5,322.8 $   3,506.8 $
Other income 1.7             4.9             12.3           10.7
Total revenues 1,789.2      1,346.8      5,335.1      3,517.5
Cost of products sold and operating expenses 1,726.1      1,311.9      5,192.2      3,358.4
Depreciation and amortization 5.5             3.9             15.2           11.2
Selling, general and administrative expenses 5.4             5.1             18.1           16.8
Operating income 52.2 $        25.9 $        109.6 $      131.1 $

Q3 2010 Operating Highlights

Three Months Ended Nine Months Ended
September 30, September 30,
2010 2009 2010 2009
Operating highlights
(unaudited)
Refined Products Pipeline System:
Total shipments (barrel miles per day)
(1)(2)
50,411,601 56,848,807 51,253,071 58,145,900
Revenue per barrel mile (cents) 0.641 0.612 0.645 0.596
Terminal Facilities:
Refined products terminals throughput (bpd) 505,465 465,206 483,966 462,969
Nederland terminal throughput (bpd) 780,313 559,874 730,551 619,297
Refinery terminals throughput (bpd) 459,174 609,020 475,897 597,191
Crude Oil Pipeline System:
Crude oil pipeline throughput (bpd)
(2)(3)
1,556,365 610,856 1,501,307 648,183
Crude oil purchases at wellhead (bpd) 187,953 176,643 187,779 183,047
Gross margin per barrel of pipeline throughput (cents)
(3)(4)
46.4 46.4 41.5 77.6
Average crude oil price (per barrel) 76.21 $        68.29 $        77.65 $        57.13 $
(1)
(2)
(3)
(4)
Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.
Excludes amounts attributable to equity ownership interests which are not consolidated.
Includes 602 thousand bpd from the Partnership's consolidation of Mid-Valley Pipeline Company and West Texas Gulf Pipe Line Company from the acquisition date.
Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput. Gross margin and throughput volumes for Mid-Valley Pipeline Company and West Texas Gulf Pipe Line Company have been included from the acquisition date.

Q3 2010 Financial Highlights

($ in millions, unaudited)
Three Months Ended Nine Months Ended
September 30, September 30,
2010 2009 2010 2009
Capital Expenditure Data:
Maintenance capital expenditures 10.7 $           6.3 $              25.0 $           15.3 $
Expansion capital expenditures 269.2            82.1               331.1            143.5
Total 279.9 $          88.4 $           356.1 $          158.8 $
September 30, December 31,
2010 2009
Balance Sheet Data (at period end):
Cash and cash equivalents 2.0 $              2.0 $
Total debt
(1)
1,347.8          868.4
Equity
Sunoco Logistics Partners L.P. Equity 957.5            861.6
Noncontrolling interests 78.1               -
1,035.6 $       861.6 $
(1)
Total debt includes the $100 million promissory note to Sunoco, Inc.

Non-GAAP Financial Measures
($ in millions, unaudited)

Non-GAAP Financial Measures
(1) Management of the Partnership believes EBITDA and distributable cash flow information enhances an investor's understanding of a business’ ability to generate cash for payment of distributions and other purposes.  EBITDA and distributable cash flow do not represent and should not be considered an alternative to net income or cash flows from operating activities as determined under United States generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures of other businesses.  Reconciliations of these measures to the comparable GAAP measure are provided in the tables accompanying this release.
2010 2009 2010 2009
Add: Interest expense, net 19.7 11.4 53.8 32.7
Add: Depreciation and amortization 16.4 12.2 44.9 35.3
Add: Provision for income taxes 3.8 - 3.8 -
Less: Gain on investments in affiliates (128.5) - (128.5) -
EBITDA
104.3 72.1 260.8 264.0
Less: Interest expense, net (19.7) (11.4) (53.8) (32.7)
Less: Maintenance capital expenditures (10.7) (6.3) (25.0) (15.3)
Less: Provision for income taxes (3.8) - (3.8) -
Distributable cash flow
70.1 $          54.4 $          178.2 $        216.0 $
196.0 $        286.8 $        48.5 $          192.9 $
Net Income attributable to Sunoco
Logistics Partners L.P.
Three Months Ended Nine Months Ended
September 30, September 30,

Non-GAAP Financial Measures
($ in millions, unaudited)

Less: Gain on investments in affiliates (128,451) (128,451)
Adjusted Net Income attributable to Sunoco Logistics
Partners L.P.
64,403 $         158,384 $
Less: General Partner's interest (12,148) (32,903)
Limited Partners' interest in Net Income
52,255 $         125,481 $
Net Income per Limited Partner unit:
Basic
1.64 $            4.01 $
Diluted
1.64 $            3.99 $
Weighted Average Limited Partners' units outstanding:
Basic
31,797,082 31,291,262
Diluted
31,955,360 31,462,963
Nine Months Ended
Net Income attributable to Sunoco Logistics Partners L.P.
Adjusted Net Income Attributable to Sunoco Logistics Partners L.P.
2010 2010
September 30,
192,854 $       286,835 $
Three Months Ended
September 30,